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                                                                   EXHIBIT 10.25


                            PUROFLOW INCORPORATED


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GARY OWEN CARIS (State Bar No. 088918)
PETER CSATO (State Bar No. 089272)
HENRY G. WEINSTEIN (State Bar No. 139117)
FRANDZEL & SHARE
A Law Corporation
6500 Wilshire Boulevard
17th Floor
Los Angeles, California 90048-4920
(213) 852-1000

Attorneys for Plaintiff
IMPERIAL BANK

                         SUPERIOR COURT OF CALIFORNIA

                            COUNTY OF LOS ANGELES


IMPERIAL BANK, a California            )  CASE NO. BC 126 904
corporation,                           )
                                       )  FIRST AMENDMENT TO STIPULATION
         Plaintiff,                    )  RE FIRST AMENDMENT TO ORDER
                                       )  APPOINTING RECEIVER AND ORDER
   vs.                                 )  THEREON
                                       )
PUROFLOW CORPORATION, a                )
California corporation, dba            )
PUROFLOW FILTER CORPORATION;           )
DECCA VALVES CORPORATION; a            )
California corporation; MICHIGAN       )
DYNAMICS, INC., a California           )
corporation; PUROFLOW INCORPORATED, a  )
Delaware corporation; and              )
DOES 1 through 50, inclusive,          )
                                       )
         Defendants.                   )
_______________________________________)


     This First Amendment to Stipulation re First Amendment to Order Appointing Receiver (this "Amendment") is entered into among Puroflow Corporation ("Debtor"), Decca Valves Corporation ("Decca"), Michigan Dynamics, Inc. ("Michigan"), and Puroflow Incorporated ("Puro"), by and through their attorneys of record, Thomas Kearney, Esq., of Kearney, Bistline & Cohoon A.P.C.,

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Michael D. Myers ("Receiver") and Imperial Bank ("Bank") by and through its attorneys of record Peter Csato, Esq. of Frandzel & Share. Debtor, Decca, Michigan and Puro are sometimes hereinafter individually and collectively referred to as "Obligors." This Amendment is entered into with respect to the following facts:

                                   RECITALS
                                   --------

     A. On or about August 31, 1995, Obligors and Bank entered into a Stipulation re First Amendment to Order Appointing Receiver and Order Thereon ("Stipulation"). (Hereinafter, any capitalized term not defined herein shall have the meaning ascribed to it in the Stipulation.)

     B. Under the Stipulation, Bank agreed, INTER ALIA, to forbear from conducting any foreclosure sale of the Collateral or the Guarantor Collateral prior to December 31, 1995, and to provide limited financing under the Agreement to Receiver. In consideration for said forbearance, Obligors agreed to repay all of their obligations to Bank under the Loan Documents, the Letter Forbearance, and the Guarantor Documents by December 31, 1995.

     C. Obligors have notified Bank that they will be unable to perform as required under the Stipulation and has requested Bank to provide additional time to repay the outstanding obligations of Obligors to Bank under the Loan Documents, the Letter Forbearance, and the Guarantor Documents.

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     D.  Bank is willing to extend the Forbearance Period to June 15, 1996, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE in consideration of the terms, conditions and provisions of this Amendment, and the facts and circumstances of the proceedings out of which the Stipulation and this Amendment arise, the parties to this Amendment hereby stipulate, acknowledge and agree as follows:

     1. RECITALS. The Recitals are incorporated herein by this reference. The parties agree that the matters set forth in the Recitals are true and correct.

     2.  ACKNOWLEDGMENT OF BALANCE OWING.

         a. Obligors, and each of them, acknowledge that as of December 1995, the following sums are due, owing, and unpaid by Debtor to Bank pursuant to the Loan Documents and the Letter Forbearance and each of the guarantors pursuant to the Guarantor Documents;


                                  AGREEMENT
                                  ---------


                    Principal:                    $621,533.63

                    Accrued Interest:             $  4,003.04

                         Total                    $625,536.57


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                                  NOTE NO. 1
                                  ----------


                    Principal:                    $127,900.00

                    Accrued Interest:             $  1,434.68

                         Total                    $129,334.68


                                  NOTE NO. 2
                                  ----------


                    Principal:                    $971,297.57

                    Accrued Interest:             $ 10,818.17

                         Total                    $982,115.74


     3. REAFFIRMATION. This Amendment is, in part, a reaffirmation of the obligations of Obligors to Bank under the Stipulation and is not to be construed as a release or modification of any of the terms, conditions, warranties, waivers or other rights set forth in the Stipulation except to the extent expressly modified herein. Obligors, in consideration of Bank's agreement to modify the Stipulation, hereby reaffirms all of the obligations of Obligors to Bank as set forth in the Stipulation as modified herein.

     4.  EXTENSION OF FORBEARANCE PERIOD.

         a. Bank agrees to extend the Forbearance Period to June 15, 1995. If, on June 15, 1995, the obligations of Obligors to Bank are not paid in full, then Bank may take any and

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all actions that it deems necessary or appropriate to enforce any and all of its rights and remedies under and in connection with any of the Loan Documents, the Letter Forbearance and/or the Guarantor Documents. Such actions include, without limitation, pursuing and completing one or more foreclosure sales of the Collateral and/or the Guarantor Collateral.

         b. Bank's agreement to extend the Forbearance Period and from further forebearing from conducting a foreclosure sale of the Collateral and/or Guarantor Collateral during the Forbearance Period constitutes (a) a concession by Bank of its substantial and valuable rights; (b) a valuable forbearance from exercising other rights and remedies available to Bank to pursue and enforce its rights under the Loan Documents, the Guarantor Documents, and the Letter Forbearance; and (c) a prejudice to Bank's rights, remedies, and interests in the Collateral and Guarantor Collateral.

     5.  FURTHER LOAN REQUESTS.

         Upon entry of an order approving this Amendment, Receiver may continue to request from Bank until June 15, 1996, loans and advances under the Line of Credit so long as no Event of Default occurs under the Stipulation, as amended hereby, and subject to all of the terms, conditions, and limitations set forth in the Stipulation and as follows:

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         a.  Receiver shall use his best efforts to pay from collections by
Receiver on any Accounts, actual, reasonable, and necessary expenses which arise in the ordinary and usual operation of Obligors' business ("Expenses") consistent with the estimated expenses set forth in the Cash Flow Analysis and Projected Income Statements of Puroflow Corporation attached to the Stipulation as Exhibits "1" and "2" thereof. For purposes of this Amendment, the periods subject to the Budget are July 1, 1995, through and including June 15, 1996. The parties hereto acknowledge and agree that the expenses and income set forth in the Budget are estimates only and that Receiver's obligations to pay Obligors' Costs and Expenses as provided in herein shall be deemed satisfied in full if and so long as Bank continues to receive from Receiver through May 31, 1996, monthly payments of $20,000.00 each month.

         b. Commencing on January 1, 1996, and continuing on the first (1st) day of each calendar month thereafter through and including June 1, 1996, Obligors and/or Receiver shall pay to Bank the sum of at least $20,000.00 each month. On June 15, 1996, any funds remaining in Receiver's account shall be paid to Bank. Bank shall apply such monthly payments and any other payments from Receiver and/or Obligors to Debtor's outstanding obligations under Note No. 1 and/or Note No. 2 in any order or manner that Bank deems appropriate in its sole and absolute discretion.

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         c. Receiver shall continue to provide the monthly status reports described and as required in Paragraph 12.I of the Stipulation.

     6. NO OTHER ADVANCES. The parties agree and acknowledge that Bank shall not and has no obligation to advance, provide, or loan any further or additional monies or credit to Obligors, other than pursuant to this Amendment. The parties further agree and acknowledge that, except as provided herein, Bank shall not and has no obligation to further extend the time for payment of any obligation of Obligors, or any of them, to Bank.

     7. CONDITIONS PRECEDENT. The obligations of Bank under this Amendment are expressly conditioned upon Bank having received such additional agreements, certificates, reports, approvals, instruments, documents, agreements, and consents as Bank may request, in its sole and absolute opinion and judgment, in connection with this Amendment.

     8. REPRESENTATIONS AND WARRANTIES. Obligors, and each of them, represent and warrant to Bank, and Bank is relying thereon, as follows:

         a. This Amendment constitutes legal, valid, and binding obligations of Obligors, and each of them, to Bank.

         b. There are no actions, suits, or proceedings pending or, to the knowledge of Obligors, threatened against or

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affecting Obligors in relation to Obligors' obligations to Bank, or involving the validity or enforceability of this Amendment.

     9.  RELEASES.

         a. Obligors, and each of them, do hereby forever, finally, fully, unconditionally, and completely release, relieve, acquit, remise, and discharge Bank and its subsidiaries, affiliates, successors, predecessors, and assigns, and past and present employees, officers, directors, agents, representatives, attorneys, accountants, and shareholders, each in its, his, or her individual and representative capacities, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorneys' fees), damages, injuries, suits, actions, and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, including, but not limited to, those based on, arising out of, incidental to, appertaining to, in connection with, or emanating from, in any way, any of the matters or facts alleged or set forth in the Recitals set forth above, or any other obligations of Obligors to Bank, or the lending arrangements between Bank and Obligors.

         b. Obligors, and each of the, acknowledge and agree that Obligors have been informed by Obligors' attorneys and advisors of and that each of the Obligors is familiar with and hereby expressly waives, the provisions of section 1542 of the

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California Civil Code, and any similar statute, code, law, or regulation of any State of the United States, or of the United States, to the fullest extent that Obligors may waive such rights and benefits. Section 1542 provides:

                      A general release does not extend to
                      claims which  the creditor does  not
                      know  or  suspect  to  exist  in his
                      favor  at the time of  executing the
                      release, which if  known by him must
                      have   materially    affected    his
                      settlement with the debtor.

          c. Obligors, and each of them, acknowledge and agree that Obligors are aware that Obligors may hereafter discover claims presently unknown or unsuspected or facts in addition to or different from those which Obligors now know or believe to be true, as to the matters released herein. Nevertheless, it is the intention of Obligors, and each of them, through this release, to fully, finally, and forever release all such matters, and all claims related thereto, which do now exist, may exist, or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts related thereto by any party hereto. In entering into this release, the parties hereto are not relying upon any statement,

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representation, or promise of any other party hereto or any other person, except as expressly stated in this Amendment.

         d. Obligors, and each of them, assume the risk of any misrepresentation, concealment, or mistake, and if Obligors should subsequently discover that any fact relied upon by Obligors in entering into this Amendment is untrue or that any fact was concealed from said party or that an understanding of the facts or the law was incorrect, Obligors shall not be entitled to set aside this Amendment or the releases provided for herein by reason thereof.

         e. Obligors, and each of them, represent and warrant that Obligors are the sole and lawful owner of all right, title, and interest in and to every claim and other matter which Obligors release herein, and that Obligors, and each of them, have not heretofore assigned or transferred, or purported to assign or transfer, to any person, any claims or other matters herein released. Obligors, and each of them, shall indemnify, defend, and hold harmless Bank from and against all claims based upon or arising in connection with any prior assignment or purported assignment or transfer of any claims or matters released herein.

     10.  REVIVAL.

          If any payment of money made by Obligors and/or Receiver to Bank should for any reason subsequently be declared to be "fraudulent" within the meaning of any state or federal law

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relating to fraudulent conveyances, preferential or otherwise avoidable or recoverable, in whole or in part, for any reason, under the United States Bankruptcy Code or any other federal or state law (individually and collectively referred to herein as "Voidable Transfer") and Bank is required to pay or restore the amount of any such Voidable Transfer, or any portion thereof, then as to the amount repaid or restored pursuant to any such Voidable Transfer (including all costs, expenses, and attorneys' fees of Bank related thereto, including, without limitation, relief from stay or similar proceedings), the liability of Obligors shall automatically be revived, reinstated, and restored in such amount or amounts, and shall exist as though such Voidable Transfer had never been made to Bank. Nothing set forth herein is an admission that such Voidable Transfer has occurred. Obligors expressly acknowledge that Bank may rely upon advice of counsel, and if so advised by counsel, may settle, without defending, any action to void any alleged Voidable Transfer and that upon such settlement, Obligors shall again be liable for any deficiency resulting from such settlement as provided in the Stipulation as amended herein.

     11.  MISCELLANEOUS.

          a. NOT A NOVATION. This Amendment is not a novation, nor is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights set forth in the Stipulation, except as set forth herein.

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          b.  SURVIVAL OF WARRANTIES.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Amendment.

          c. APPLICABLE LAW. The Stipulation and this Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

          d. ASSIGNABILITY. The Stipulation and this Amendment shall be binding upon and inure to the benefit of Bank and Obligors and their respective successors and assigns, except that Obligors' rights hereunder are not assignable without the prior written consent of Bank, which consent
Bank may give or withhold in its sole and absolute opinion and judgment.

          e. ACKNOWLEDGMENT OF WAIVER. The parties represent and warrant that all of the waivers, warranties, and promises set forth in this Amendment are made after or opportunity to consult with legal counsel of their choosing and with an understanding of their significance and consequence and that they are reasonable.

          f. TIME OF ESSENCE. The parties hereto expressly acknowledge and agree that time is of the essence and that all deadlines and time periods provided for under the Amendment are ABSOLUTE AND FINAL.

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          g.  EXECUTION IN COUNTERPART.  This Amendment may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and such counterparts together shall constitute but one and the same instrument and agreement, and this Amendment shall not be binding on any party until all parties have executed it.

          h. ORDER APPROVING AMENDMENT. This Amendment shall become effective and binding on all parties upon the entry of an order from the Court approving this Amendment.


Date:       1/16/96                            /s/ MICHAEL D. MYERS
     --------------------              ----------------------------------------
                                       MICHAEL D. MYERS, Receiver


Date:                                  FRANDZEL & SHARE
     --------------------              A Law Corporation


                                       ----------------------------------------
                                       Peter Csato, Esq.
                                       Attorneys for IMPERIAL BANK


Date:                                  KEARNEY, BISTLINE & COCOON
     --------------------              A.P.C.


                                       ----------------------------------------
                                       Thomas Kearney
                                       Attorneys for Obligors


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                                     ORDER
                                     -----


     Pursuant to the parties' amendment to the stipulation, and good cause appearing, IT IS SO ORDERED.


Date:_________________________         ________________________________________
                                       JUDGE OF THE SUPERIOR COURT


42500-124

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